Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 4 to Form S-4 of our report dated March 31, 2022 relating to the financial statements of Health Sciences Acquisitions Corporation 2, which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC
WithumSmith+Brown, PC

New York, New York

December 12, 2022

WithumSmith+Brown, PC  1411 Broadway, 9th Floor, New York, New York 10018-3496  T (212) 7519100  F (212) 7503262  withum.com

AN INDEPENDENT MEMBER OF HLB - THE GLOBAL ADVISORY AND ACCOUNTING NETWORK